Exhibit 99.1

For Immediate Release

UQM Technologies Reports Third Quarter Financial Results

Revenue Climbs 59% Year-over-Year; Positive Outlook Remains on Path to Profitability

LONGMONT, COLORADO, OCTOBER 31, 2018 – UQM Technologies, Inc. (NYSE American: UQM) (“UQM” or the “Company”), a developer of alternative energy technologies, today announced operating results for the third quarter ended September 30, 2018.

Third Quarter Highlights

•	Revenue of $4.4 million, up 59% compared to the third quarter of 2017
•	Showcased the Company’s new PowerPhase® HD2 electric motor inverters at the Electric & Hybrid Vehicle Technology trade show in Michigan
•	Announced $3 million of additional Chinese orders for fuel cell compressor systems along with one from Lightning Systems for electric propulsion
•	Will introduce a fully-integrated fuel cell compressor system at the upcoming Hydrogen Energy & Fuel Cell Technology Expo in Foshan, China

“UQM marked another quarter of strong top line growth and new purchase orders as we continued making progress on our path to profitability,” said Joe Mitchell, UQM Technologies’ President and Chief Executive Officer. “Revenue rose nearly 60% year-over-year – underscoring robust demand – while lower margins reflected product mix and ongoing business investment. During the period we further advanced our development work with Meritor, grew the Company’s presence in China, and focused on other international expansion opportunities such as India. We announced $3 million of new Chinese orders for fuel cell compressor systems as well as an incremental award from Lightning Systems, while also showcasing our technology at a major trade show in Michigan. In addition, we’ll be introducing a fully-integrated fuel cell compressor system at an upcoming expo in China. Overall we believe the positive trends of the past two quarters will continue going forward, leaving us positioned for strong growth and improved bottom line results heading into 2019.”

Results for the Three Months Ended September 30, 2018

Revenue for the third quarter of 2018 was $4.4 million compared to $2.8 million for the third quarter last year, an increase of 59%.

The Company reported a loss from operations of $1.2 million for the quarter versus $1.1 million in the prior-year period. Lower gross profit, reflecting product mix, was partially offset by a reduction in SG&A expense to $1.8 million from $2.0 million in the 2017 third quarter.

Net loss for the third quarter was $1.1 million, or $(0.02) per common share, compared to a net loss of $0.5 million, or $(0.01) per common share, last year. The fiscal 2017 third quarter included a $0.6 million gain from the sale of property.

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504 (303) 682-4900 FAX (303) 682-4901

Conference Call

The Company will host a conference call tomorrow, November 1, 2018 at 10:30 a.m. Eastern Time, to discuss operating results for the quarter ended September 30, 2018. To attend the conference call, please dial 888-241-0326 approximately ten minutes before the conference is scheduled to begin and provide the conference ID “2599761” to access the call. International callers should dial +1 647-427-3411. The call will also be webcast live and accessed from the company’s website at www.uqm.com/investors. Parties listening via the webcast will be in a “listen-only” mode. Please log onto UQM’s website ten minutes prior to the start of the webcast to register.

An audio replay of the webcast will be available two hours after the call and can be accessed on the investor page of website using the link listed above.

About UQM

UQM Technologies is a developer and manufacturer of power-dense, high-efficiency electric motors, generators, power electronic controllers and fuel cell compressors for the commercial truck, bus, automotive, marine and industrial markets. A major emphasis for UQM is developing propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles. UQM is IATF 16949 and ISO 14001 certified and located in Longmont, Colorado. For more information, please visit www.uqm.com.

This Release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this Release and include statements regarding our plans, beliefs or current expectations; including those plans, beliefs and expectations of our management with respect to, among other things, gaining required certifications, new product developments, future orders to be received from our customers, sales of products from inventory, future financial results, liquidity, and the continued growth of the electric-powered vehicle industry. Important Risk Factors that could cause actual results to differ from those contained in the forward-looking statements are contained in our Form 10-K and Form 10-Q’s, which are available through our website at www.uqm.com  or at www.sec.gov.

Company Contacts:

Chris Witty

UQM Investor Relations

646-438-9385

cwitty@darrowir.com

or

David Rosenthal

UQM Technologies, Inc.

303-682-4900

investor@uqm.com

Source: UQM Technologies, Inc.

###Tables Attached###

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504 (303) 682-4900 FAX (303) 682-4901

UQM TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Operations (unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenue:
Product sales	$3,747,846	$2,752,554	$7,497,209	$5,169,479
Contract services	637,576	-	1,201,442	387,075
	4,385,422	2,752,554	8,698,651	5,556,554
Operating costs and expenses:
Costs of product sales	2,999,394	1,471,334	6,061,505	3,085,822
Costs of contract services	346,775	-	570,738	161,616
Research and development	396,690	403,273	1,902,324	1,591,520
Selling, general and administrative	1,839,872	1,983,450	5,678,428	4,757,571
	5,582,731	3,858,057	14,212,995	9,596,529

Loss from operations	(1,197,309)	(1,105,503)	(5,514,344)	(4,039,975)
Other income (expense), net	55,731	(43,904)	(29,753)	(63,679)
Gain on sale of long-lived assets	-	606,006	-	606,006
Net loss	$(1,141,578)	$(543,401)	$(5,544,097)	$(3,497,648)

Net loss per common share - basic and diluted	$(0.02)	$(0.01)	$(0.10)	$(0.07)

Weighted average number of shares of common stock outstanding - basic and diluted	54,208,477	48,941,702	54,158,607	48,677,423

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504 (303) 682-4900 FAX (303) 682-4901

UQM TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets (unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$2,487,132	$6,309,269
Restricted cash	358,627	176,193
Accounts receivable	1,287,194	823,793
Costs and estimated earnings in excess of billings on uncompleted contracts	45,850	-
Inventories, net	4,575,472	2,341,360
Prepaid expenses and other current assets	452,307	233,566
Total current assets	9,206,582	9,884,181

Property and equipment, at cost:
Land	896,388	896,388
Building	4,516,301	4,516,301
Machinery and equipment	7,413,005	7,136,578
	12,825,694	12,549,267
Less accumulated depreciation	(8,182,410)	(7,936,056)
Net property and equipment	4,643,284	4,613,211

Patent costs, net of accumulated amortization of $968,891 and $953,491, respectively	252,134	222,461
Trademark costs, net of accumulated amortization of $88,753 and $85,381, respectively	87,088	90,460
Restricted cash	-	323,863
Total assets	$14,189,088	$15,134,176

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,644,797	$948,875
Unearned revenue	2,201,597	153,944
Other current liabilities	1,018,172	819,839
Billings in excess of costs and estimated earnings on engineering services contracts	277,967	199,160
Current portion of long-term debt, net of deferred financing costs of $17,099 and $0, respectively	3,147,430	-
Total current liabilities	9,289,963	2,121,818

Long-term debt, net of deferred financing costs of $0 and $45,079, respectively	-	3,119,450
Other long-term liabilities	106,667	121,667
Total long-term liabilities	106,667	3,241,117

Total liabilities	9,396,630	5,362,935

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, 175,000,000 shares authorized; 54,228,955 and 54,108,510 shares issued and outstanding, respectively	542,290	541,085
Additional paid-in capital	134,465,515	133,901,406
Accumulated deficit	(130,215,347)	(124,671,250)
Total stockholders’ equity	4,792,458	9,771,241

Total liabilities and stockholders’ equity	$14,189,088	$15,134,176

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UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504 (303) 682-4900 FAX (303) 682-4901